UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FATHOM HOLDINGS INC.
(Exact name of registrant as specified in its charter)

North Carolina	82-1518164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 New Edition Court, Suite 211, Cary North Carolina 27511	27511
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235972

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Fathom Holdings Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, no par value per share, to be registered hereunder contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration on Form S-1 (File No. 333-235972) originally filed with the Securities and Exchange Commission (the “Commission”) on January 17, 2020, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”). In addition, any of the above-referenced descriptions included in any prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are listed on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FATHOM HOLDINGS INC.

Date: July 28, 2020	By:	/s/ Marco Fregenal
		Name:	Marco Fregenal
		Title:	Chief Financial Officer